Exhibit 99.1

Supplemental Unaudited Information
Adoption of New Accounting Guidance & Adjustments to Segment Reporting Results

Supplemental Information

The exhibit herein is intended to provide additional information related to First Data Corporation’s (the “Company”) adoption of new guidance related to revenue recognition and retirement benefits accounting as well as adjustments to the Company’s segment revenues reporting. The 2017 financial information has been adjusted for these changes and included for supplemental purposes only. The adoption and related disclosures required by GAAP will be reported in the Company’s 2018 first quarter report on Form 10-Q.

The following describes the impacts to the 2017 adjusted consolidated and segment revenue from the New Revenue Standard, the New Retirement Standard, and the change in segment revenue.

New Revenue Standard

In May 2014, the FASB issued new guidance for revenue recognition, ASC 606 and ASC 340-40 (collectively referred to as the "New Revenue Standard") related to contracts with customers, except for contracts within the scope of other standards, which supersedes nearly all existing revenue recognition guidance. The new guidance provides a single framework in which revenue is required to be recognized to depict the transfer of goods or services to customers in amounts that reflect the consideration to which a company expects to be entitled in exchange for those goods or services.

The Company adopted the New Revenue Standard on January 1, 2018, using the modified retrospective approach and, as a result, the Company's prior period results within its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q will not be restated to reflect the New Revenue Standard. Upon adoption, the accounting change will be applied to Q1 2018 and future periods with the cumulative adjustment recorded to retained earnings.

For the first quarter of 2018, the Company will record a cumulative adjustment to retained earnings of approximately $15 million to apply the New Revenue Standard. This net adjustment was principally driven by: (1) certain software arrangements being recognized earlier under the new standard; (2) changes related to costs to obtain contracts with customers including the related amortization period; and (3) the release of previously deferred revenue and costs associated with Clover devices that previously lacked standalone value.

The ongoing impact on consolidated revenue from the adoption of the New Revenue Standard is expected to be driven by changes in principal versus agent considerations, with the majority of the change in consolidated revenues reflecting PIN-debit and PINless debit transactions on a net basis, as opposed to the gross presentation utilized prior to the adoption of the New Revenue Standard.

The ongoing impact to segment revenues, as presented below in the adjusted 2017 financial information, is primarily driven by changes in principal versus agent considerations. Within the GBS segment, payments made to partners in a revenue sharing arrangement which were previously presented on a net basis, will be presented gross. Within the NSS segment, the accounting for certain Money Network arrangements, which were previously presented on a gross basis, will be presented net. The adoption of the New Revenue Standard did not have a material impact on GFS segment revenues.

New Retirement Standard

In March 2017, the FASB issued new guidance that requires employers that sponsor defined benefit plans for pensions and/or other post-retirement benefits to present the service cost component of net periodic benefit cost in the same income statement line items as other employee compensation costs arising from services rendered during the period (referred to as the “New Retirement Standard”). Companies must present the other components of the net periodic benefit cost separately from the line item that includes the service cost and outside of any subtotal of operating income.

The Company adopted the New Retirement Standard on January 1, 2018, and will present the change to the statement of operations retrospectively. The service cost component will remain in "Cost of services" while all other components of the net periodic benefit cost will be presented as part of "Other income" in the consolidated statement of operations.

The adoption of the New Retirement Standard did not impact the Company’s net income, consolidated revenue, or segment revenue. The impact to segment EBITDA for 2017 would be a decrease of approximately $6 million.

Adjustment to Segment Reporting Results

Prior to January 1, 2018, the Company presented segment revenues net of certain items including revenue-based commission payments to Independent Sales Organizations (ISOs) and sales channels. The Company will no longer exclude ISO commissions from segment revenue as this change enhances the consistency of accounting methodologies amongst the Company's various distribution channels in the GBS segment. This change in segment reporting will be applied retrospectively.

Adjusted 2017 Financial Information

The tables below reconcile the financial information presented in the Company’s Form10-K as of December 31, 2017 to amounts adjusted for the application of the new revenue standard, the new pension standard, and First Data's modifications to its segment revenues.

FIRST DATA CORPORATION
SEGMENT REVENUES and SEGMENT EBITDA
(Unaudited, in millions)

	Year ended December 31, 2017
	As Reported	New Revenue Standard Adjustments	Segment Reporting Adjustment - ISO Commissions	New Retirement Standard Adjustments	As Adjusted
GBS Segment
North America	$3,262	$131	$552	$—	$3,945
EMEA	575	5	64	—	644
LATAM	273	27	—	—	300
APAC	152	2	21	—	175
Total GBS segment revenues	4,262	165	637	—	5,064
GBS EBITDA	1,824	(14)	—	—	1,810
GFS Segment
North America	949	(2)	—	—	947
EMEA	444	(2)	—	—	442
LATAM	132	6	—	—	138
APAC	98	(9)	—	—	89
Total GFS segment revenues	1,623	(7)	—	—	1,616
GFS EBITDA	686	(1)	—	(6)	679
NSS Segment
EFT Network	487	1	—	—	488
Security and Fraud	449	6	—	—	455
Stored Value Network	405	(62)	—	—	343
Other	202	—	—	—	202
Total NSS segment revenues	1,543	(55)	—	—	1,488
NSS EBITDA	729	—	—	—	729
Corporate EBITDA	(167)	—	—	—	(167)

Total segment revenues	$7,428	$103	$637	$—	$8,168
Total segment EBITDA	$3,072	$(15)	$—	$(6)	$3,051

FIRST DATA CORPORATION
QUARTERLY SEGMENT REVENUES and SEGMENT EBITDA
(Unaudited, in millions)

	Q1 2017					Q2 2017
	As Reported	New Revenue Standard Adjustments	Segment Reporting Adjustment - ISO Commissions	New Retirement Standard Adjustment	As Adjusted	As Reported	New Revenue Standard Adjustments	Segment Reporting Adjustment - ISO Commissions	New Retirement Standard Adjustment	As Adjusted
GBS Segment
North America	$751	$26	$129	$—	$906	$826	$34	$139	$—	$999
EMEA	127	1	13	—	141	140	2	16	—	158
LATAM	59	5	—	—	64	64	6	—	—	70
APAC	34	—	5		39	36	—	6		42
Total GBS segment revenues	971	32	147	—	1,150	1,066	42	161	—	1,269
GBS EBITDA	382	(8)	—	—	374	483	(3)	—	—	480
GFS Segment
North America	236	(2)	—	—	234	233	2	—	—	235
EMEA	101	(1)	—	—	100	110	1	—	—	111
LATAM	33	4	—	—	37	34	2	—	—	36
APAC	23	(2)	—	—	21	25	(4)	—	—	21
Total GFS segment revenues	393	(1)	—	—	392	402	1	—	—	403
GFS EBITDA	155	—	—	(1)	154	167	4	—	(2)	169
NSS Segment
EFT Network	115	—	—	—	115	122	—	—	—	122
Security and Fraud	106	2	—	—	108	112	1	—	—	113
Stored Value Network	89	(16)	—	—	73	93	(15)	—	—	78
Other	51	—	—	—	51	54	—	—	—	54
Total NSS segment revenues	361	(14)	—	—	347	381	(14)	—	—	367
NSS EBITDA	156	—	—	—	156	180	—	—	—	180
Corporate EBITDA	(42)	—	—	—	(42)	(44)	—	—	—	(44)

Total segment revenues	$1,725	$17	$147	$—	$1,889	$1,849	$29	$161	$—	$2,039
Total segment EBITDA	$651	$(8)	$—	$(1)	$642	$786	$1	$—	$(2)	$785

	Q3 2017					Q4 2017
	As Reported	New Revenue Standard Adjustments	Segment Reporting Adjustment - ISO Commissions	New Retirement Standard Adjustment	As Adjusted	As Reported	New Revenue Standard Adjustments	Segment Reporting Adjustment - ISO Commissions	New Retirement Standard Adjustment	As Adjusted
GBS Segment
North America	$833	$35	$140	$—	$1,008	$852	$36	$144	$—	$1,032
EMEA	150	2	17	—	169	158	—	18	—	176
LATAM	72	7	—	—	79	78	9	—	—	87
APAC	39	1	5		45	43	1	5		49
Total GBS segment revenues	1,094	45	162	—	1,301	1,131	46	167	—	1,344
GBS EBITDA	465	(2)	—	—	463	494	(1)	—	—	493
GFS Segment
North America	238	(2)	—	—	236	242	—	—	—	242
EMEA	121	(1)	—	—	120	112	(1)	—	—	111
LATAM	33	—	—	—	33	32	—	—	—	32
APAC	24	(3)	—	—	21	26	—	—	—	26
Total GFS segment revenues	416	(6)	—	—	410	412	(1)	—	—	411
GFS EBITDA	180	(4)	—	(1)	175	184	(1)	—	(2)	181
NSS Segment
EFT Network	122	1	—	—	123	128	—	—	—	128
Security and Fraud	115	1	—	—	116	116	2	—	—	118
Stored Value Network	106	(15)	—	—	91	117	(16)	—	—	101
Other	52	—	—	—	52	45	—	—	—	45
Total NSS segment revenues	395	(13)	—	—	382	406	(14)	—	—	392
NSS EBITDA	184	—	—	—	184	209	—	—	—	209
Corporate EBITDA	(42)	—	—	—	(42)	(39)	—	—	—	(39)

Total segment revenues	$1,905	$26	$162	$—	$2,093	$1,949	$31	$167	$—	$2,147
Total segment EBITDA	$787	$(6)	$—	$(1)	$780	$848	$(2)	$—	$(2)	$844

FIRST DATA CORPORATION
REVENUES, NET INCOME, AND EBITDA RECONCILIATIONS
(Unaudited, in millions)

	Three months ended March 31, 2017	Three months ended June 30, 2017	Three months ended September 30, 2017	Three months ended December 31, 2017	Twelve months ended December 31, 2017
Consolidated revenues (As reported)	$2,801	$3,025	$3,076	$3,150	$12,052
New Revenue Standard adjustments	(719)	(776)	(774)	(788)	(3,057)
Consolidated revenues (As adjusted)	2,082	2,249	2,302	2,362	8,995
Adjustments:
Non-wholly owned entities	(10)	(25)	(14)	(15)	(64)
ISOs commission expense	(147)	(161)	(162)	(167)	(637)
Reimbursable debit network fees, postage and other	(919)	(990)	(995)	(1,019)	(3,923)
Total adjustments (As reported)	(1,076)	(1,176)	(1,171)	(1,201)	(4,624)
Non-wholly owned entities change	5	4	3	4	16
ISOs commission expense change	147	161	162	167	637
Reimbursable debit network fees and other change	731	801	797	815	3,144
Total adjustments (As adjusted)	(193)	(210)	(209)	(215)	(827)
Total Segment revenues (As adjusted)	$1,889	$2,039	$2,093	$2,147	$8,168

Net income attributable to First Data Corporation (As reported)	$36	$185	$296	$948	$1,465
New Revenue Standard adjustments	(3)	5	1	2	5
Net income attributable to First Data Corporation (As adjusted)	33	190	297	950	1,470
Adjustments
Non-wholly owned entities	(6)	(6)	(9)	(9)	(30)
Depreciation and amortization	228	237	248	259	972
Interest expense, net	234	238	234	231	937
Loss on debt extinguishment	56	15	1	8	80
Other items	26	33	61	12	132
Income tax expense (benefit)	12	28	(106)	(663)	(729)
Stock-based compensation	65	56	62	62	245
Total adjustments (As reported)	615	601	491	(100)	1,607
Depreciation and amortization change	(2)	(2)	(2)	(2)	(8)
Acquisition-related earnouts change	(3)	(2)	(5)	(2)	(12)
Pension change	(1)	(2)	(1)	(2)	(6)
Total adjustments (As adjusted)	609	595	483	(106)	1,581
Total segment EBITDA (As adjusted)	$642	$785	$780	$844	$3,051